IMAGE INNOVATIONS APPOINTS NEW DIRECTOR

New York, September 23, 2004 Image Innovations Holdings Inc. (OTC BB IMGV.OB - News) today announced the appointment of Arthur Gononsky to its Board of Directors.

Arthur Gononsky has a Master’s degree from New York University and frequently lectures on the chemical properties of latex and rubber compounds. Mr. Gononsky, owns Cementex Latex Corporation, the largest US importer and compounder of natural latex and distributors of polyurethane and silicon rubber products. Mr. Gononsky also owns Standard Screen Supply Corporation, manufacturers of screen printing supplies and Active Process Supply Co., Inc., importers and distributors of bolting cloth and stencil silk.

“We welcome Mr. Gononsky to our Board of Directors,” stated Derick Sinclair, Chief Financial Officer of Image Innovations Holdings. “Our Company will gain from Arthur’s business skills and his expertise in the printing field. His business acumen will be a great asset to our Company and our Board as we continue the growth of our Company. Mr. Gononsky’s expertise in the printing industry will prove invaluable synergy particularly with the business of Image Sports and Entertainment

Mr. Arthur Gononsky is also engaged in many charitable endeavors through The Gononsky Family Foundation Trust. He has served as a member of the Board of the American Friends of the Haifa Medical Center and is active in many Synagogue and Civic Affairs. Through his companies, he donates supplies and his services to various institutions that work with underprivileged children who wish to enter the area of screen printing.

About Image Innovations Holdings Inc. (OTC BB: IMGV.OB) www.ImageHoldings.com Consists of two wholly owned subsidiaries -- Image Sports & Entertainment (Image Innovations Sports & Entertainment Inc.), which markets and sells celebrity artwork and collectibles, offering unique collectible sports memorabilia through a targeted distribution network of major retailers, cruise ships, military installations and celebrity auction events. Products include limited art creations by renowned artists and feature sports legends with the personal signatures of both the artist and the sports celebrity. For more information about Image Sports & Entertainment visit www.ImageiiSportsEnt.com. Image Innovations (Image Innovations Inc.), has entered into several license agreements with premier sports properties in North America, including the National Football League (NFL), National Hockey League (NHL), Major League Baseball (MLB), Riddell Sports Group and ABC Sports. Backed by these licenses, Image Innovations creates officially licensed products for sports retailers and the corporate market, and is becoming a recognized marketer and manufacturer of officially licensed and promotional products. For more information about Image Innovations visit www.Imageii.com.

This release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends," or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance. We caution you not place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof.

Corporate Contact:

Michael Radcliffe
Director Investor Relations
Image Innovations Holdings Inc.
518-589-0226
mradcliffe@imageii.com